Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for May 2004

MESA ROYALTY TRUST

JPMorgan Chase Bank, Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS May 21, 2004 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of May 2004. Unitholders of record on May 28, 2004 will receive a distribution amounting to $686,222 or  $0.368225808 per unit payable on July 30, 2004. Royalty income from the San Juan Basin Properties totaled $316,535. Royalty income from the Hugoton Properties totaled $376,720.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust

JPMorgan Chase Bank, as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mtr.htm

                                                P.O. Box 550          Austin, TX 78789